Exhibit 10.17
SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of 7:00 p.m. Eastern Daylight Time (the “Effective Time”) on the 19th day of November, 2020, by and among C. Dean Metropoulos (“CDM”), Hostess CDM Co-Invest, LLC (“Hostess CDM” and, together with CDM, the “Sellers”) and Hostess Brands Inc., a Delaware corporation (the “Company”).

WHEREAS, Hostess CDM, beneficially owns 3,660,261 shares (“Class B Shares”) of Class B common stock, $0.0001 par value of the Company, which are convertible on a one-to-one basis into shares (“Class A Shares”) of Class A common stock, $0.01 par value of the Company (the “Class A Common Stock”).

WHEREAS, Seller beneficially owns 2,000,000 private warrants (the “Warrants”) to acquire 1,000,000 Shares.

WHEREAS, Hostess CDM intends to convert all of its Class B Shares into Class A Shares and desires to sell (i) a portion of such Class A Shares (the “Purchase Shares”) to the Company and (ii) the remainder of such Class A Shares (the “Remaining Shares”) in a transaction exempt from registration pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to an agreement, trade confirmation or other arrangement (the “Resale Agreement”) by and between Hostess CDM and an investment bank or other nationally recognized financial institution reasonably acceptable to the Company (“Bank”).

WHEREAS, the Company desires to purchase the Purchase Shares.

WHEREAS, CDM desires to sell his Warrants and the Company desires to purchase the Warrants concurrently with the purchase of the Purchase Shares and the Remaining Shares.

NOW, THEREFORE, in consideration of the respective covenants, representations and warranties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

SECTION 1. Sale and Purchase.

1.1. Warrants. Upon the terms and subject to the conditions set forth in this Agreement, CDM hereby irrevocably agrees to sell and the Company hereby irrevocably agrees to purchase at the Closing (as defined below) the Warrants for an aggregate purchase price equal to (x) the price per Remaining Share paid by Bank (the “Per Share Purchase Price”) minus (y) $11.50 multiplied by (z) 1,000,000 (the “Warrant Purchase Price”), payable at the Closing, as defined below.

1.2 Shares. Upon the terms and subject to the conditions set forth in this Agreement, Hostess CDM hereby irrevocably agrees to sell and the Company hereby irrevocably agrees to purchase at the Closing (as defined below) the Purchase Shares for an aggregate purchase price equal to (x) $8,000,000 minus (y) the Warrant Purchase Price (the “Aggregate

Exhibit 10.17
Share Purchase Price”), payable at the Closing, as defined below. The number of Purchase Shares sold by Hostess CDM and purchased by the Company shall be equal to the Aggregate Share Purchase Price divided by the Per Share Purchase Price, rounded down to the nearest share. The number of Remaining Shares purchased by Bank shall be equal to the difference of (x) 3,660,261 minus (y) the number of Purchase Shares.

SECTION 2. Closing.

2.1. The Closing. The Closing (the “Closing”) of the sale and purchase of the Purchase Shares and Warrants shall take place electronically immediately after the closing of the transactions contemplated by the Resale Agreement, or at such other time or place or on such other date as the Company and the Sellers may agree to in writing.

2.2. Deliveries. At the Closing, the Company shall deliver to the Sellers, by wire transfer in accordance with instructions provided to the Company by the Sellers, the Warrant Purchase Price and the Aggregate Share Purchase Price. In return, the Sellers shall cause the Warrants and the Purchase Shares to be delivered through the procedures of the Company’s transfer agent.

SECTION 3. Representations and Warranties of the Sellers. Each Seller represents and warrants to, and agrees with, the Company that:

3.1 Legal and Binding Effect. Such Seller has the full power and authority to enter into this Agreement and this Agreement constitutes such Seller’s valid and legally binding obligation, enforceable in accordance with its terms except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

3.2 Consents and Approvals. All consents, approvals, authorizations and orders necessary for (a) the execution and delivery by such Seller of this Agreement, (b) the sale and delivery of the Purchase Shares and Warrants to be sold by the applicable Seller hereunder, (c) the compliance by such Seller with this Agreement, and (d) the consummation of the transactions herein contemplated, in each case have been obtained.

3.3 Share Ownership. Such Seller is the sole record and/or beneficial owner, as applicable, of the Purchase Shares or Warrants, as applicable, free and clear of any and all mortgages, liens, security interests, pledges, encumbrances, restrictions on transferability, defects of title, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, charges or claims of any nature whatsoever (collectively, “Liens”). Such Seller has full power and authority to transfer full legal ownership of the Purchase Shares or Warrants, as applicable, to the Company, and such Seller is not required to obtain the approval of any person or governmental or regulatory authority or organization to effect the sale of the Purchase Shares or Warrants, as applicable.

3.4 Accredited Investor. Such Seller is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act. The sale of the Purchase Shares or Warrants, as

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applicable, by such Seller (i) was privately negotiated in an independent transaction and (ii) does not violate any rules or regulation applicable to such Seller.

3.5 Good Title Conveyed. The instruments of transfer of the Purchase Shares or Warrants, as applicable, if any, executed and delivered by, and the book-entry credits with respect to the Purchase Shares or Warrants, as applicable, transferred electronically by, such Seller at the Closing will be valid and binding obligations of such Seller, enforceable in accordance with their respective terms, and vest in the Company good, valid and marketable title to all the Purchase Shares and Warrants purchased by the Company, free and clear of any and all Liens.

3.6 Absence of Litigation. As of the date hereof, there is no suit, action, investigation or proceeding pending or, to the knowledge of such Seller, threatened against such Seller that could impair the ability of such Seller to perform its obligations hereunder or to consummate the transactions contemplated hereby to which it is a party, except with respect to such suits, actions, investigations or proceedings as would not reasonably be expected to materially and adversely affect the ability of such Seller to perform its obligations under this Agreement.

3.9 Additional “Non-Reliance” Representations. Such Seller hereby represents, warrants, acknowledges and agrees for the benefit of the Company that:

a.such Seller (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits, risks and suitability of the transactions contemplated hereby, (ii) is able to bear the risk of an entire loss of its investment in the Purchase Shares or Warrants, as applicable, and (iii) is consummating the transactions contemplated hereby with a full understanding of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks;

b.such Seller has carefully reviewed the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, all subsequent public filings of the Company filed with the U.S. Securities and Exchange Commission (“SEC”), other publicly available information regarding the Company, and such other information that it and its financial, legal, tax accounting and other advisers deem necessary to make its decision to enter into the transactions contemplated hereby;

c.such Seller has evaluated the merits and risks of the transactions contemplated hereby based exclusively on its own independent review and consultations with such investment, legal, tax, accounting and other advisers as it deemed necessary. Such Seller has made its own decision concerning the transactions contemplated hereby without reliance on any representation or warranty of, or advice from, the Company and such Seller acknowledges that no such representations or warranties or advice has been provided by the Company;

d.neither the Company nor any of its affiliates, principals, stockholders, partners, employees or agents (i) has been requested to or has provided such Seller with any information or advice with respect to the Purchase Shares, Warrants or the Company, nor

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is such information or advice necessary or desired, or (ii) has made or makes any representation as to the Company or its business and prospects;

e.such Seller is a sophisticated investor and that it knows that the Company may have material non-public information concerning the Company and its condition (financial or otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to such Seller’s decision to sell the Purchase Shares or Warrants, as applicable, or otherwise materially adverse to such Seller’s interests. Such Seller acknowledges and agrees that the Company shall have no obligation to disclose to it any such information and hereby waives and releases, to the fullest extent permitted by applicable law, any and all claims and causes of action it or he has or may have against Company and its affiliates, officers, partners, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of such information or the sale of the Purchase Shares or Warrants hereunder;

f.the Company may be required to announce or disclose publicly the purchase of the Warrants and the Purchase Shares from the Sellers in the Company’s filings with the Securities and Exchange Commission pursuant to the federal securities laws and regulations, including the issuance of a press release and the filing a copy of this Agreement as an exhibit to any such filings; and

g.the Company is relying on the representations, warranties and acknowledgments made by such Seller in this Section 3, and the Company would not have entered into this Agreement in the absence of such representations, warranties and acknowledgments.

SECTION 4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Sellers as follows:

4.1 Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement.

4.2 Due Authorization. All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution, delivery, and performance of all obligations of the Company under this Agreement, and the purchase of the Purchase Shares and Warrants being sold under this Agreement, has been taken or shall be taken prior to the Closing, and this Agreement constitutes valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (a) as may be limited by applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) as may be limited by the effect of rules of law governing the availability of equitable remedies.

4.3 Governmental Consents. No consent, approval, order, or authorization of or registration, qualification, designation, declaration, or filing with, any federal, state, or local governmental authority is required on the part of the Company in order to enable the Company to execute, deliver, and perform its obligations under this Agreement.

Exhibit 10.17

4.4 Other Consents. No notice, consent or approval of any Person is required on the part of the Company in order to enable the Company to execute, deliver, and perform its obligations under this Agreement. For the purposes of this Section 4.4, “Person” is to be broadly interpreted and includes an individual, legal or personal representative, general partnership, limited partnership, company, corporation, incorporated syndicate, unincorporated association or trust.

4.5 Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending or, to the Company’s knowledge, currently threatened that questions the validity of this Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby.

4.6 Compliance with Law and Documents. The Company is not in violation of or default of any provisions of the Company’s organizational documents. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall not result in any such violation or default or be in material conflict with or result in a material violation or breach of, with or without the passage of time or the giving of notice or both, the organizational documents, any judgment, order, or decree of any court or arbitrator to which the Company is a party or is subject, any agreement or contract of the Company, or, to the best of the Company’s knowledge, a violation of any statute, law, regulation, or order, or an event which results in the creation of any material lien, charge, or encumbrance upon any asset of the Company, or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of their assets or properties. The Company has not previously entered into any agreement which is currently in effect or to which the Company is currently bound, granting any rights to any person or entity which are inconsistent with the rights to be granted by the Company herein.

SECTION 5. Conditions to the Company’s Obligations. The obligations of the Company to each Seller under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions with respect to each Seller:

5.1 Representations and Warranties. The representations and warranties of such Seller contained in Section 3 shall be true and complete on the date of the Closing with the same effect as though such representations and warranties had been made on and as of such Closing.

5.2 Consents and Waivers. The Company shall have obtained any and all consents (including all governmental or regulatory consents, approvals, or authorizations required in connection with the valid execution and delivery of this Agreement), permits, and waivers necessary or appropriate for consummation of the transactions contemplated or required by this Agreement, and the same shall be effective as of the date of the Closing.

5.3 Legal Investment. At the time of the Closing, the purchase of the Purchase Shares and Warrants by the Company under this Agreement shall be legally permitted by all laws and regulations to which the Sellers and the Company are subject.

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5.4 Legal Matters. At the time of the Closing, all approvals of the Company’s Board and stockholders, if any, necessary for performance of the transactions contemplated by this Agreement shall have been obtained, and all material matters of a legal nature which pertain to this Agreement and the transactions contemplated by this Agreement shall have been reasonably approved by counsel to the Company.

5.5 Consummation of Purchase of Remaining Shares. Hostess CDM and Bank shall have (i) entered into a Resale Agreement with respect to the purchase and sale of the Remaining Shares at a Per Share Purchase Price less than the closing price of the Class A Common Stock on the Nasdaq Global Select Market on the Applicable Date (such price, the “Closing Price”), which Resale Agreement shall be entered into prior to the open of trading on the Nasdaq Global Select Market on November 23, 2020 (the “Deadline”); provided that any minimum time period between the Effective Time and the time at which the Resale Agreement is entered into required under the federal securities laws to have elapsed shall have elapsed; and (ii) consummated the purchase and sale of all of the Remaining Shares pursuant to such Resale Agreement. The “Applicable Date” shall be November 20, 2020; provided that, the Applicable Date and Deadline Date may be changed to such later time as set forth in a written communication from the Company to the Sellers executed by an authorized officer thereof.

SECTION 6. Termination. This Agreement shall automatically terminate and be of no further force and effect upon (i) the Deadline, if Hostess CDM and Bank have not entered into a Resale Agreement prior to the Deadline with respect to the purchase and sale of the Remaining Shares at a Per Share Purchase Price less than the Closing Price or (ii) 5:00 pm EDT on the second trading day after the Deadline, if the Resale Agreement is entered into but the closing of the transactions contemplated by the Resale Agreement does not occur within two trading days after the Deadline.

SECTION 7. Miscellaneous.

7.1 Expenses. Each of the parties hereto shall pay all legal, accounting and other fees and expenses incurred by such party in connection with this Agreement.

7.2 Binding Effect. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the heirs, executors, legal representatives, successors and assigns of the parties hereto.

7.3. Specific Performance. The Company and the Sellers each acknowledge and agree that the other would be irreparably injured by a breach of this Agreement and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement. Accordingly, the parties agree to the granting of specific performance of this Agreement and injunctive or other equitable relief as a remedy for any such breach or threatened breach, without proof of actual damages, and further agree to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity.

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7.4. Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware.

7.5. Submission to Jurisdiction; Waiver of Jury Trial. Each party hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction and venue of the courts of the State of Delaware (including but not limited to the federal or state courts) (as applicable, the “Delaware Courts”), and any appellate court from any decision thereof, in any legal proceeding with respect to the subject matter of this Agreement, including the negotiation, execution or performance of this Agreement and agrees that all claims in respect of any such legal proceeding shall be heard and determined in the Delaware Courts, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any legal proceeding with respect to the subject matter of this Agreement or the negotiation, execution or performance of this Agreement in the Delaware Courts, including any objection based on its place of incorporation or domicile, (c) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such legal proceeding in any such court and (d) agrees that a final non-appealable judgment in any such legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. The parties waive any right to a trial by jury with respect to any legal proceeding.

7.6. Contents of Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed by the parties hereto, and no claimed amendment, modification, termination or waiver shall be binding unless in writing and signed by the party against whom or which such claimed amendment, modification, termination or waiver is sought to be enforced.

7.7. Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Each party agrees that an electronic copy shall be considered and treated like an original of the Agreement, and that an electronic or digital signature shall be as valid as a handwritten signature.

Exhibit 10.17
IN WITNESS WHEREOF, the parties hereto have duly executed this Securities Purchase Agreement as of the date first written above.

C. Dean Metropoulos

By: _________________________________
C. Dean Metropoulos

HOSTESS CDM CO-INVEST, LLC

By: _________________________________
Name: C. Dean Metropoulos
Title: Managing Member

HOSTESS BRANDS, INC.

By: _________________________________
Name: Jolyn J. Sebree
Title: Senior Vice President